THIRD AMENDMENT TO

EXCLUSIVE LENDING AGREEMENT (“AGREEMENT”)

BETWEEN

DIAMOND HILL FUNDS,

ON BEHALF OF EACH OF ITS SERIES

IDENTIFIED IN THE AGREEMENT, AS AMENDED

AND

STATE STREET BANK AND TRUST COMPANY

This Third Amendment (“Amendment”) dated as of May 5, 2016 is among Diamond Hill Funds, on behalf of each of its series identified in the Agreement, as amended, each acting severally and not jointly (each, a “Lender”), State Street Bank and Trust Company, acting as agent for Lender (“Agent”), and State Street Bank and Trust Company, as principal borrower (“Borrower”).

WHEREAS, the parties have entered into an Exclusive Lending Agreement, dated as of May 26, 2015, as amended from time to time and as in effect on the date of this Amendment (as previously defined, the “Agreement”); and

WHEREAS, the parties seek to amend the Agreement to clarify the parties obligations under the Agreement;

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. New Section (L) is hereby added to the Agreement:

(L) No Indemnification. In addition, the parties understand and agree that the indemnification provisions set forth in Section 14 of the SLAA do not apply under this Agreement since State Street Bank and Trust Company serves as both the Agent and Borrower.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

4. Effective Date. This Amendment shall be effective as of the date first set forth above.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

DIAMOND HILL FUNDS, on behalf of each Lender

By: _/s/ Thomas E. Line_________________

Name: Thomas E. Line

Title: Chief Executive Officer

STATE STREET BANK AND TRUST

COMPANY, in its capacity as Agent

By: __/s/ Gino L. Timperio__________________

Name: Gino L. Timperio

Title: Senior Managing Director

STATE STREET BANK AND TRUST

COMPANY, in its capacity as Borrower

By: __/s/ Francesco D’Agnese________________

Name: Francesco D’Agnese

Title: Managing Director

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